Exhibit 99.1

Cell Cure Neurosciences’ Shareholders Will Invest $7.1 M in the Company’s Development of Innovative Stem Cell Treatments for Neural and Retinal Diseases

JERUSALEM & ALAMEDA, Calif.--(BUSINESS WIRE)--October 10, 2010--BioTime, Inc. (NYSE Amex:BTIM), Cell Cure Neurosciences Ltd., and Hadasit Bio-Holdings Ltd. (Tel Aviv Stock Exchange:HDST) jointly announced today that Cell Cure will receive an equity investment of $7.1 million from BioTime, Teva Pharmaceutical Industries Ltd., and Hadasit Bio-Holdings (HBL). This financial round extends previous investments by Teva and HBL in Cell Cure. BioTime already held a significant interest in Cell Cure which it acquired through its acquisition of ES Cell International Pte. Ltd. (ESI) in May of 2010.

In addition to the development of Cell Cure's OpRegen™ product for the treatment of age-related macular degeneration (AMD) which is the subject of the just announced Exclusive License Option Agreement with Teva Pharmaceutical Industries Ltd, this funding will enable Cell Cure to continue the development of human embryonic stem cell-based therapies for neural degenerative disorders such as Parkinson's disease and Multiple Sclerosis (MS). Following BioTime's acquisition of ESI and its additional investment in Cell Cure, Cell Cure has become the neurological arm of BioTime’s program for the development of human embryonic stem cell based therapies. Cell Cure also enjoys non-dilutive financial support from the Office of the Chief Scientist in Israel's Ministry of Industry, Trade and Labor, which funds up to 60% of approved annual R & D programs. Further financial details of the investment were not disclosed.

Ophir Shahaf, CEO of HBL commented: "The first investment HBL executed, immediately following HBL's IPO in 2006 was in Cell Cure, re-establishing it in the Hadassah Medical Center setting in Jerusalem. We are happy and proud to see the company develop and grow to the point where it has attracted two strategic partners in the field of human embryonic stem cells. The equity investment will obviously have a key part in the progress, but the expertise, know-how and strategic connections these partners bring to the table are just as important in aggressively advancing its products to the clinic."

“Now that Cell Cure has become a majority owned-subsidiary of BioTime, it will become the global center of our focus on developing cell based therapies for retinal and neural degenerative diseases. BioTime’s therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high, unmet medical need,” said Dr. Michael West, Chief Executive Officer at BioTime.

Cell Cure CEO Dr. Charles Irving said, “We consider ourselves extremely fortunate to have the support of Teva and HBL, who are extending their previous financial commitment to the company and are now being joined by BioTime. Furthermore we are delighted that BioTime has selected Cell Cure as its neurological arm for advancing human embryonic stem cell based therapies.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine through its wholly owned subsidiary Embryome Sciences, Inc. BioTime’s therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. Cell Cure is BioTime's subsidiary focused on retinal and neural degenerative diseases. BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic diseases and injuries. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. BioTime’s Singapore subsidiary, ES Cell International Pte Ltd, has been at the forefront of advances in human embryonic stem (“hES”) cell technology, having been one of the earliest distributors of hES cell lines to the research community. ESI has produced clinical-grade human embryonic stem cell lines that were derived following principles of good manufacturing practice and currently offers them for potential use in therapeutic product development. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime’s lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, Embryome Sciences, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

About Hadasit Bio-Holdings Ltd.

Hadasit Bio-Holdings Ltd. ("HBL") (TASE:HDST) was founded to allow public participation in the highly promising field of biotechnology. HBL’s investment portfolio includes companies that utilize technology generated by Israel’s foremost medical research center – Hadassah University Hospital in Jerusalem, Israel. HBL is a publicly traded subsidiary of Hadasit Ltd. – the technology transfer company of the Hadassah University Hospital. Hadasit is a subsidiary of Hadassah Medical Organization (“HMO”) and was established for the purpose of promoting and commercializing the intellectual property and research and development capabilities generated by HMO, aimed at finding solutions to problems faced by modern medicine. HBL currently own holdings in 8 portfolio companies, 4 of which are in clinical trials. www.hbl.co.il

About Hadassah University Medical Center

The Hadassah University Medical Center includes two university hospitals in Jerusalem –on Mt. Scopus and in Ein Kerem. The flagship of Hadassah, the Women's Zionist Organization of America, Inc., its two hospitals have 1,000 beds, 31 operating theaters, nine specially oriented intensive care units and five schools of allied medical professions, owned and operated in collaboration with the Hebrew University. Over half the hospital research conducted in Israel is carried out at Hadassah. Each department incorporates research units and there are many interdisciplinary research centers. In both hospitals and within a number of hospital departments, Hadassah has created Centers of Excellence: brain trusts of scientists and physicians, integrating clinical care with the latest laboratory lessons.

About Cell Cure Neurosciences Ltd.

Cell Cure Neurosciences Ltd. was established in 2005 as a subsidiary of ES Cell International Pte Ltd (ESI), now a subsidiary of BioTime, Inc. (NYSE Amex:BTIM). Cell Cure is located in Jerusalem, Israel on the campus of Hadassah University Hospital. Cell Cure’s mission is to become a leading supplier of human cell-based therapies for the treatment of retinal and neural degenerative diseases. Its technology platform is based on the manufacture of diverse cell products sourced from clinical grade (GMP) human embryonic stem cells. Its current programs include developing cells for the treatment of macular degeneration, Parkinson’s disease, and cells potentially useful in treating multiple sclerosis. Cell Cure’s major shareholders include: BioTime Inc. (NYSE Amex:BTIM), Hadasit BioHoldings Ltd. (Tel Aviv Stock Exchange:HDST) and Teva Pharmaceuticals Industries Ltd (NASDAQ:TEVA). Additional information about Cell Cure can be found on the web at www.cellcureneurosciences.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, CA 94502
T: 510-521-3390, F: 510-521-3389
www.biotimeinc.com

Hadasit Bio-Holdings Ltd.
JBP Building, Hadassah Ein-Kerem Campus
Jerusalem 91120, Israel
T: 972-2-6779424, F: 972-2-6437712
www.hbl.co.il

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390, ext 301
jsegall@biotimemail.com